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     REGISTERED                                    REGISTERED

           Consolidated Edison Company of New York, Inc.
                  7 1/8% DEBENTURES, SERIES 1994 A

     INTEREST RATE          MATURITY DATE                CUSIP
   7 1/8% per annum      February 15, 2029           209111 CF 8


REGISTERED HOLDER:




PRINCIPAL SUM:                                           DOLLARS

     CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered holder named above or registered assigns, on the maturity date stated above, unless redeemed prior thereto as hereinafter provided, the principal sum stated above and to pay interest thereon from February 15, 1994, or from the most recent interest payment date to which interest has been duly paid or provided for, semi-annually on February 15 and August 15 in each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any interest payment date will be paid to the person in whose name this Debenture is registered at the close of business on the last day, whether or not a business day, of the calendar month next preceding such interest payment date, except as otherwise provided in said Indenture. The principal of and premium, if any, on this Debenture, when due and payable, shall, upon presentation and surrender hereof, be paid at the principal office of the Company.

The interest on this Debenture, when due and payable, shall be paid at the principal office of the Company, or at the option of the Company, by check mailed to the address of the registered holder hereof or registered assigns as such address shall appear in the Security Register. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     THE PROVISIONS OF THIS DEBENTURE ARE CONTINUED ON THE REVERSE SIDE HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.
     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by the manual or facsimile signatures of a Vice President and the Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.


CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By
                                   Treasurer


By
                                   Executive Vice President
                                   and Chief Financial Officer




TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein issued under the Indenture described herein.

                          THE CHASE MANHATTAN BANK
                              (National Association),
                                               as Trustee
By


                                   Authorized Officer



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       CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
            7 1/8% DEBENTURES, SERIES 1994 A

     This Debenture is one of a duly authorized series of an issue of unsecured debt securities of the Company designated as its 7 1/8% Debentures, Series 1994 A (hereinafter called the "Debentures"), issued and to be issued under an Indenture dated as of December 1, 1990 (hereinafter called the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), Trustee (hereinafter called the "Trustee", which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the holders of the Debentures, and the terms on which the Debentures are, and are to be, authenticated and delivered.

     The Company may redeem the Debentures, as a whole at any time, or in part from time to time, on or after February 15, 2004, at the following redemption prices (expressed as a percentage of the principal amount of the Debentures to be redeemed), together with unpaid interest accrued thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on February 15,

                     Redemption                     Redemption
     Year               Price       Year               Price
     ____            __________     ____            __________

     2004. . . . . .  103.642%     2012. . . . . .  101.700%
     2005. . . . . .  103.399%     2013. . . . . .  101.457%
     2006. . . . . .  103.156%     2014. . . . . .  101.214%
     2007. . . . . .  102.914%     2015. . . . . .  100.971%
     2008. . . . . .  102.671%     2016. . . . . .  100.728%
     2009. . . . . .  102.428%     2017. . . . . .  100.486%
     2010. . . . . .  102.185%     2018. . . . . .  100.243%
     2011. . . . . .  101.942%     2019 and
                                      thereafter. .  100.0000%

If this Debenture or any portion hereof is called for redemption, interest shall cease to accrue on this Debenture or such portion hereof on the date fixed for redemption.

     If an Event of Default (as defined in the Indenture) shall have occurred and be continuing, with respect to the Debentures, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with such effect and subject to the conditions provided in the Indenture. Any such declaration may be rescinded by holders of a majority in principal amount of the outstanding Debentures if all Events of Default with respect to the Debentures (other than the non-payment of principal of the Debentures which shall have become due by such declaration) shall have been remedied.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to the Indenture or to any supplemental indenture with respect to the Debentures, or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the maturity of any Debenture, or reduce the principal amount thereof, of the premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon or make the principal thereof or premium, if any, or interest thereon payable in any coin or currency other than that in the Debentures provided, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid principal amount of Debentures, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all Debentures then outstanding.

     The Debentures are issuable as registered Debentures only, in the denomination of $1,000 and any integral multiples of $1,000 approved by the Company, such approval to be evidenced by the execution thereof.

     This Debenture is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Debenture. Upon any registration of transfer, a new registered Debenture or Debentures, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

     The Company, the Trustee, any paying agent and any Security registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Trustees, as such, of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

     This Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

                        _______________

                         ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face on this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:
     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNF GIFT MIN ACT - ________   Custodian ________
                         (Cust)               (Minor)
                         under Uniform Gifts to Minors Act
                         _________________________________
                                   (State)

           Additional abbreviations may also be used.

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________________________________

_________________________________________________________________
       (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
          INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

_________________________________________________________________
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:_______________________   _________________________________
                                            Signature
                                (Signature must correspond with
                                the name as written upon the
                                within Debenture in every
                                particular without alteration or
                                enlargement or any change
                                whatsoever.)